                                                                    EXHIBIT 99.1

PATRIOT AMERICAN HOSPITALITY, INC.      INTERSTATE HOTELS COMPANY
1950 STEMMONS FREEWAY                   FOSTER PLAZA
SUITE 6001                              TEN 680 ANDERSEN DRIVE
DALLAS, TX  75207                       PITTSBURGH, PA  15220
NYSE: PAH                               NYSE: IHC


For More Information:
AT PATRIOT AMERICAN HOSPITALITY:        AT INTERSTATE HOTEL CORP.:
-------------------------------         --------------------------
Suzanne Cottraux, Vice President        Tom Loftus
of Corporate Communications and         Director of Corporate Communications
Investor Relations                      (412) 937-3382
(214) 863-1258

AT WYNDHAM HOTEL CORPORATION:           AT FINANCIAL RELATIONS BOARD:
-----------------------------           -----------------------------
Mike Silverman                          Diane Rohlin
Vice President of Finance               Analyst Inquiries
(214) 863-1265                          (312) 266-7800


FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 2, 1997



                    PATRIOT AMERICAN HOSPITALITY TO ACQUIRE
                INTERSTATE HOTELS COMPANY FOR $37.50 PER SHARE
   Patriot's $2.1 billion acquisition of nation's largest independent hotel management company includes portfolio of 222 owned, managed, leased or serviced hotels aggregating approximately 45,000 rooms

DALLAS, TX - DECEMBER 2, 1997 -- PATRIOT AMERICAN HOSPITALITY, INC. (NYSE: PAH) and INTERSTATE HOTELS COMPANY (NYSE: IHC) jointly announced today they have entered into a definitive agreement providing for Patriot American's acquisition of Interstate for $37.50 per share in cash and paired stock, with the exchange ratio for the stock consideration subject to certain cap and collar mechanisms. When combined with Interstate's outstanding indebtedness of approximately $785 million, the total transaction value is approximately $2.1 billion. Patriot said the transaction is expected to be approximately 8% accretive to Patriot's funds from operations (FFO) per share for the first 12 months of combined operations based on current published earnings estimates.

Under the terms of the merger agreement, Patriot American will acquire all of Interstate's assets, including its portfolio of 40 owned, primarily upscale full-service hotels and resorts, with an aggregate of 11,580 rooms, located throughout the United States; leases for 90 hotels with an aggregate of 10,354 rooms; and, management and/or service agreements for 92 hotels with an aggregate of 23,183 rooms located throughout the United States and in Canada, the Caribbean and Russia. Interstate Hotels is the largest independent hotel management company in the United States, based on total revenues produced for owners, number of rooms and number of properties under management. Interstate also manages one of the largest portfolios of luxury independent hotels and resorts in the lodging industry.

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PATRIOT AMERICAN HOSPITALITY, INC.
ADD 1

With the completion of the Interstate merger, as well as the previously announced, pending acquisitions of Wyndham Hotel Corporation (NYSE: WYN) and WHG Hotels & Casinos (NYSE: WHG), Patriot American's hotel portfolio will be comprised of 455 owned, leased, managed, franchised or serviced properties with approximately 103,000 rooms, including: 156 owned hotels and resorts, representing more than 40,000 rooms; 103 leased hotels, representing approximately 13,000 rooms; and, 196 managed, franchised or serviced hotels and resorts, representing more than 50,000 rooms. The combined portfolios of owned hotels and resorts will continue to focus on the luxury and upscale hotel sectors, while the combined portfolios of leased and managed properties will span the luxury, upscale, mid-scale, upper economy and budget segments of the lodging industry.

According to Paul A. Nussbaum, chairman and chief executive officer of Patriot American, the company's acquisition of Interstate represents its largest transaction to date, and underscores the growth opportunities afforded by the company's valuable paired-share ownership structure. "We are excited about the union of Patriot American and Interstate because the merger distills many of our hospitality growth strategies in one transaction," he said. "First, organizing our non-proprietary branded third-party management services business under Interstate's operational umbrella demonstrates our commitment to increasing FFO per share through both existing and future third-party management contracts, while also providing us with future asset acquisition opportunities. Interstate is generally considered to be the best independent hotel manager in the hospitality industry, and we expect our management services business to thrive under the leadership of Tom Parrington, who will continue as president and chief executive officer of Interstate Hotels, which will become a division of the paired operating company, soon to be renamed Wyndham International. He also will assume the position of vice chairman of Wyndham International following the Interstate acquisition.

"Second, but no less important, this transaction includes our acquisition of an exceptional portfolio of 40 hotels in geographically desirable markets, many of which are candidates for conversion to the Wyndham brand. Broadening the distribution of our core proprietary brand will significantly amplify the value we can create for our shareholders in the years to come. In total, I would expect this transaction to provide us yet a broader foundation upon which to build our world-class hotel company," he continued.

In connection with Patriot American's agreement to acquire Interstate, Patriot American and Marriott International (NYSE: MAR) announced they have signed a non-binding letter of intent allowing Patriot American to terminate franchise agreements on 10 Marriott hotels owned and operated by Interstate and to convert these hotels to the Wyndham brand. In return, Patriot will allow Marriott to assume management of 10 franchised Marriott hotels currently owned and operated by Interstate for the term of the franchise agreements. The termination of the franchise agreements and the transfers of management to Marriott are both expected to occur concurrently over a three-year period following completion of Patriot American's acquisition of Interstate. Patriot American will continue to operate 36 franchised Marriott hotels which are owned by others.

According to Milton Fine, co-founder and chairman of Interstate Hotels, "We have enjoyed tremendous success as the nation's largest independent hotel management company. Looking to the future, the Patriot American transaction permits Interstate shareholders to realize liquidity for a portion of their shares and to convert their remaining shares into stock on favorable terms. Further, we feel that the strengths of the Interstate organization will add significantly to Patriot's long-term growth strategy," he said.


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PATRIOT AMERICAN HOSPITALITY, INC.
ADD 2

According to James D. Carreker, chairman and chief executive officer of Wyndham, Patriot's acquisition of Interstate will prove a milestone in the growth of the Wyndham brand. "We're delighted to be joined by the nation's leading independent hotel management company, and I'm personally thrilled about the opportunities we have to identify and incorporate the best business practices of Patriot, Wyndham, and Interstate," Carreker said. "I'm also excited about the addition of Interstate's flagship hotel properties to Patriot's portfolio, a number of which we expect to convert to the Wyndham brand. This transaction will facilitate significant growth of the Wyndham brand, and by increasing our brand distribution, we can better serve our customers and provide greater value for our shareholders; through the addition of a broad-based management company to the Patriot family, we are positioned to take full advantage of growth opportunities that become available in the third-party management business. Overall, I believe this transaction will prove a cornerstone for our future success," he said.

Upon completion of the merger, slated for the first quarter of 1998, Interstate Hotels will continue its third-party management operations in Pittsburgh, and will be the division into which Patriot American Hospitality Operating Company's existing non-proprietary branded third-party management business will be assimilated. W. Thomas Parrington, Jr., president and chief executive officer of Interstate, will be named vice chairman and a member of the Board of Directors of Wyndham International and will oversee Patriot's non-proprietary branded third-party management business. Milton Fine, Interstate's chairman, will join the Board of Directors of Patriot American.

THE MERGER AGREEMENT
Under the terms of the Merger Agreement, Interstate will merge with and into Patriot American Hospitality. In connection with the merger, 40 percent of Interstate's outstanding shares will be converted into $37.50 per share in cash. The remaining 60 percent of Interstate's shares will be converted into $37.50 in Patriot paired shares under an exchange ratio determined based on the average closing price of Patriot's paired shares for the 20-trading day period ending the fifth trading day prior to Interstate's shareholder meeting called to consider the merger, defined as the "Patriot Average Price." The merger agreement provides that Interstate shareholders will receive $37.50 in paired shares based on the Patriot Average Price, so long as the Patriot Average Price is between $27.97 and $34.19. Above and below these values, the exchange ratio is subject to adjustment, based on certain cap and collar mechanisms. If the Patriot Average Price is below $26.42, Interstate will have the right to terminate the Merger Agreement under certain circumstances. On December 1, 1997, the closing price of Patriot's paired shares was $31.56.

All Interstate shareholders will have the right to select either cash or stock consideration for each of their shares. In the event that more than 40 percent of the outstanding Interstate shares are submitted for cash, the cash will be distributed pro rata among those shares submitted for cash and all other Interstate shares will receive paired shares. Likewise, if more than 60 percent of the outstanding Interstate shares are submitted for paired shares, the paired shares will be distributed pro rata and all other Interstate shares will be exchanged for cash.

The merger is expected to be tax-free to Interstate shareholders who receive paired shares in exchange for their Interstate shares, except to the extent of the value of the paired operating company portion of the paired shares, which is estimated at approximately five percent of the total value. The merger will be taxable to Interstate shareholders with respect to those shares exchanged for cash.


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PATRIOT AMERICAN HOSPITALITY, INC.
ADD 3

The merger agreement between Patriot and Interstate has been approved by the Boards of Directors of Patriot American Hospitality, Patriot American Hospitality Operating Company and Interstate Hotels, and the Board of Directors of Wyndham has also consented to Patriot's participation in the transaction. In connection with the merger, Patriot American has received a fairness opinion from its financial advisor, PaineWebber Incorporated, and Interstate has received a fairness opinion from its financial advisor, Merrill Lynch & Co. Blackstone Real Estate Advisors also served as a special advisor to Interstate. In addition, Patriot American has requested and has received "highly confident" letters from both Paine Webber Real Estate Securities Inc. and the Chase Manhattan Bank with respect to financing the cash portion of the merger consideration.

The merger agreement is subject to approval by the shareholders of Patriot American Hospitality, Patriot American Hospitality Operating Company and Interstate and is also subject to customary closing conditions. In the event that the merger agreement is terminated under certain circumstances, including in order to allow Interstate to pursue a superior proposal (as defined in the merger agreement), Interstate will be required to pay Patriot a break-up fee of $50 million. Likewise, if the merger agreement is terminated by Interstate as a result of Patriot's failure to recommend approval of the merger to its shareholders, Patriot will be required to pay a $50 million break-up fee to Interstate.

WYNDHAM AND PATRIOT AMEND MERGER AGREEMENT TO ACCOMMODATE DELAYS IN CLOSING Patriot American and Wyndham do not anticipate that Patriot's proposed acquisition of Interstate will require a significant delay in the closing of Patriot's merger with Wyndham. Proxy materials for the Wyndham merger have been mailed and the shareholder votes to approve the merger currently are scheduled for December 12, 1997. Patriot American and Wyndham will distribute to their shareholders supplemental proxy materials describing the Interstate acquisition including pro forma financial information.

The Patriot and Wyndham shareholder meetings are expected to be delayed by approximately two weeks to permit adequate time for shareholders to review the supplemental proxy materials. While no significant delay is expected and both Patriot and Wyndham still expect the Wyndham merger to close by year-end, Patriot American and Wyndham have approved an amendment to the Wyndham merger agreement to provide certain price and dividend payment protection to Wyndham shareholders in the event the merger is significantly delayed. Specifically, Patriot has agreed to increase the consideration in the merger by an amount equal to any regular quarterly dividends paid to Patriot shareholders until completion of the merger or, alternatively, to allow Wyndham to pay an equivalent dividend to its shareholders.

With respect to price protection, Patriot and Wyndham have agreed that if the average closing price of paired shares for the 20-trading day period prior to the fifth trading day prior to the Wyndham shareholders meeting is above $27.50, the current 1.372 exchange ratio will continue to be applied. If the merger closing occurs after December 31, 1997 (except due to certain delays caused by Wyndham), and the average closing price of paired shares is below $27.50, the exchange ratio will be adjusted upward so that Wyndham shareholders receive $37.73 in value of Patriot paired shares for each Wyndham share held (based on the average closing price), unless the average closing price is below $25.50 per paired share, in which case a fixed exchange ratio of 1.48 to 1 will be applied. With respect to the $100 million cash election portion of the Wyndham merger consideration, a fixed purchase price of $42.80 per share will now be applied regardless of the date of the merger closing.


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PATRIOT AMERICAN HOSPITALITY, INC.
ADD 4

Additionally, if the closing occurs after December 31, 1997 (except due to certain delays caused by Wyndham), certain additional cash amounts will be paid to the Wyndham shareholders as dividends or otherwise. These additional cash amounts equal $10 million per month beyond December 31, 1997, up to a maximum of $30 million.

In connection with Patriot's announcement of the Interstate acquisition, Wyndham has concurrently announced that it will be extending the expiration of its tender offer for Wyndham's outstanding 10 1/2% Senior Subordinated Notes.

ABOUT INTERSTATE HOTELS
Based in Pittsburgh, Pennsylvania, Interstate Hotels Company (NYSE: IHC) is the largest independent hotel management company in the United States. As of December 1, 1997, Interstate owned, leased, managed or performed related services for a portfolio of 222 hotels, totaling more than 45,000 rooms. Interstate owns or has controlling interest in 40 of these hotels, which operate under such brand names as Embassy Suites, Hilton, Holiday Inn, Marriott, Radisson and Westin trade names principally in major metropolitan markets.

ABOUT PATRIOT AMERICAN
Based in Dallas, Texas, Patriot American Hospitality, Inc. (NYSE: PAH) is currently the nation's second-largest hotel real estate investment trust (REIT) with a portfolio comprised of 80 hotels and resorts with more than 20,000 rooms and, paired together with Patriot American Hospitality Operating Company, is one of only two paired-share hotel REITs in the country.

Having increased the size of its rooms portfolio by approximately 75% since January, Patriot American Hospitality, Inc. is continuing to acquire full-service hotel properties throughout North America. The company is proceeding with its acquisition of Wyndham Hotel Corporation (NYSE: WYN) which will become Patriot's paired operating company upon completion of the transaction, and which in total will create the nation's first fully integrated, branded paired-share REIT.

PATRIOT AMERICAN REGISTRATION STATEMENT
A Registration Statement relating to the issuance of paired shares of Patriot in connection with the Wyndham merger has been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

FORWARD-LOOKING STATEMENTS
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including general economic conditions, competition for hotel services in a given market, the availability of equity and debt financing, interest rates and other risks detailed from time to time in the filings of Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company, Wyndham Hotel Corporation and Interstate Hotels Company with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Reference is hereby made to the "Risk Factors" set forth in the Form 10-K for the fiscal year ended December 31, 1996 filed by Patriot American Hospitality, Inc., Patriot American Hospitality Operating Company, Wyndham Hotel Corporation and Interstate Hotels Company.

       ATTACHMENT OF INTERSTATE'S PORTFOLIO OF OWNED HOTELS TO FOLLOW...


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PATRIOT AMERICAN HOSPITALITY, INC.
ADD 5

                HOTEL ASSETS PATRIOT AMERICAN WILL ACQUIRE FROM
                         INTERSTATE HOTELS CORPORATION


Name of Hotel                                CITY               STATE              NUMBER OF ROOMS
-------------                                ----               -----              ---------------

EMBASSY SUITES
Embassy Suites Phoenix North                 Phoenix              AZ                     314
Chicago Embassy Suites Hotel                 Chicago              IL                     358
Schaumburg Embassy Suites                    Schaumburg           IL                     209

HILTON
Denver Hilton South                          Greenwood Village    CO                     305
Fort Lauderdale Airport Hilton               Dania                FL                     388
Columbus Hilton                              Columbus             GA                     177
Gateway Hilton                               Newark               NJ                     253
Parsippany Hilton                            Parsippany           NJ                     508
Huntington Hilton                            Melville             NY                     302

HOLIDAY INN
Brentwood Holiday Inn                        Brentwood            TN                     246

MARRIOTT
Warner Center Marriott                       Woodland Hills       CA                     463
San Diego Marriott Mission Valley            San Diego            CA                     350
Colorado Springs Marriott                    Colorado Springs     CO                     311
Orange Courtyard by Marriott                 Orange               CT                     121
Marriott's Case Marina Resort                Key West             FL                     311
Marriott's Indian River Plantation Resort    Stewart              FL                     297
Marriott's Beach Resort                      Key West             FL                     149
Atlanta Marriott North Central               Atlanta              GA                     287
Boston Marriott Andover                      Andover              MA                     293
Boston Marriott Westborough                  Westborough          MA                     223
Westborough Courtyard by Marriott            Westborough          MA                      98
Minneapolis Marriott Southwest               Minnesota            MN                     320
St. Louis Marriott West                      St. Louis            MO                     300
Albany Marriott                              Albany               NY                     359
Syracuse Marriott                            East Syracuse        NY                     250
Marriott Suites at Valley Forge              Valley Forge         PA                     229
Philadelphia Marriott West                   West Conshohocken    PA                     286
Pittsburgh Airport Marriott                  Pittsburgh           PA                     314
Arlington Dallas Marriott                    Arlington            TX                     310
Houston Marriott North at Greenspoint        Houston              TX                     391
Tysons Corner Marriott                       Tysons Corner        VA                     390
Roanoke Airport Marriott                     Roanoke              VA                     320


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PATRIOT AMERICAN HOSPITALITY, INC.
ADD 6


RADISSON
San Jose Radisson Plaza Hotel Airport        San Jose             CA                     185
Lisle Radisson                               Lisle                IL                     242
Englewood Radisson Hotel                     Englewood            NJ                     192
Burlington Radisson                          Burlington           VT                     255

SHERATON
Blacksburg Four Points Hotel by Sheraton     Blacksburg           VA                     148

WESTIN
Westin Washington, DC City Center            Washington           DC                     400
Westin Resort Miami Beach                    Miami Beach          FL                     423

INDEPENDENT
Fort Magroder Inn and Conference Center      Williamsburg         VA                     303
                                                                                         ---

TOTAL                                                                                 11,580



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